Exhibit 4.1

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

                            DATED AS OF JUNE 22, 2000


            SCHOLASTIC CORPORATION, a Delaware corporation, and SCHOLASTIC INC., a New York corporation (the "BORROWERS"), and CITIBANK, N.A., as administrative agent (the "AGENT") for the Lenders (as defined in the Credit Agreement referred to below), hereby agree as follows:

                             PRELIMINARY STATEMENTS

            (1) The Borrowers are party to an Amended and Restated Credit Agreement dated as of August 11, 1999 (the "CREDIT AGREEMENT") with the banks, financial institutions and other institutional lenders party thereto and Citibank, N.A., as Administrative Agent. Capitalized terms not otherwise defined in this Amendment shall have the same meanings as specified in the Credit Agreement.

            (2) The Borrowers have requested that the Required Lenders agree to amend the financial covenants in the Credit Agreement . The Lenders have indicated their willingness to so agree on the terms and conditions of this Amendment.

            SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is, effective as of the date of this Amendment and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

                  (a) Section 5.02(b) is amended by deleting the reference to "subsection (b) of this Section" and substituting therefor the reference "subsection (c) of this Section".

                  (b) Section 5.02(e)(ii) is amended (i) by inserting immediately after clause (C) a new clause (D) to read ", (D) 25% of the stated value of any preferred stock converted to common equity" and (ii) by relettering the clause (D) as clause (E).

                  (c) Section 5.03 is amended in full to read as follows:

                  SECTION 5.03. FINANCIAL COVENANTS. So long as any Advance
            shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrowers will:

                  (a) CONSOLIDATED DEBT RATIO. Maintain at all times a
            Consolidated Debt Ratio of not more than the ratio set forth below for each period set forth below:

                  --------------------------------------------------
                       FISCAL QUARTER ENDING            RATIO
                  --------------------------------------------------
                  August 31, 2000                 0.690 to 1.00
                  --------------------------------------------------
                  November 30, 2000               0.660 to 1.00
                  --------------------------------------------------
                  February 28, 2001               0.660 to 1.00
                  --------------------------------------------------
                  May 31, 2001                    0.625 to 1.00
                  --------------------------------------------------
                  August 31, 2001                 0.650 to 1.00
                  --------------------------------------------------


                  --------------------------------------------------
                  November 30, 2001               0.625 to 1.00
                  --------------------------------------------------
                  February 28, 2002               0.625 to 1.00
                  --------------------------------------------------
                  May 31, 2002 and thereafter     0.600 to 1.00
                  --------------------------------------------------

                  (b) CONSOLIDATED INTEREST COVERAGE RATIO. Maintain as at the
            last day of each of their fiscal quarters a Consolidated Interest Coverage Ratio of not less than the ratio set forth below for each period set forth below:

                  --------------------------------------------------
                       FISCAL QUARTER ENDING            RATIO
                  --------------------------------------------------
                  August 31, 2000                 3.50 to 1.00
                  --------------------------------------------------
                  November 30, 2000               3.50 to 1.00
                  --------------------------------------------------
                  February 28, 2001               3.50 to 1.00
                  --------------------------------------------------
                  May 31, 2001                    3.30 to 1.00
                  --------------------------------------------------
                  August 31, 2001                 3.30 to 1.00
                  --------------------------------------------------
                  November 30, 2001               3.50 to 1.00
                  --------------------------------------------------
                  February 28, 2002               3.50 to 1.00
                  --------------------------------------------------
                  May 31, 2002 and thereafter     3.50 to 1.00
                  --------------------------------------------------

                  (d) Schedule 5.02(a) is amended in full to read as set forth as Schedule A to this Amendment.

            SECTION 2. CONDITIONS OF EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of the date first above written when and only if the Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Initial Lender has executed this Amendment.

            SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. The Borrowers represent and warrant as follows:

            (a) Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation.

            (b) The execution, delivery and performance by each Borrower of this Amendment or the Credit Agreement and the other Loan Documents, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do


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      not contravene (i) such Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting such Borrower.

            (c) This Amendment has been duly executed and delivered by each Borrower. This Amendment and the Credit Agreement and the other Loan Documents, as amended hereby, are the legal, valid and binding obligation of each Borrower party thereto, enforceable against such Borrower in accordance with their respective terms.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by any Borrower of this Amendment or the Credit Agreement or the other Loan Documents, as amended hereby.

            (e) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Claim, affecting the Holding Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) either would be reasonably likely to have a Material Adverse Effect or (ii) purports to adversely affect the legality, validity or enforceability of this Amendment or the Credit Agreement and the other Loan Documents, as amended hereby.

            SECTION 4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

            (b) The Credit Agreement and the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

            SECTION 5. COSTS AND EXPENSES. The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other documents to be delivered hereunder (including, without limitation, the reasonable and documented fees and expenses of counsel for the Administrative Agent with respect hereto and thereto) in accordance with the terms of Section 8.04 of the Credit Agreement.

            SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

            SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    SCHOLASTIC CORPORATION.


                                    By /s/
                                       -----------------------------------
                                       Name:
                                       Title:


                                    SCHOLASTIC INC..


                                    By /s/
                                       -----------------------------------
                                       Name:
                                       Title:


                                    CITIBANK, N.A.


                                    By /s/
                                       -----------------------------------
                                       Name:
                                       Title:


                                    THE CHASE MANHATTAN BANK


                                    By /s/
                                       -----------------------------------
                                       Name:
                                       Title:


                                    FLEET BANK, N.A.


                                    By /s/
                                       -----------------------------------
                                       Name:
                                       Title:


                                   SUMMIT BANK


                                    By /s/
                                       -----------------------------------
                                       Name:
                                       Title:


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                                    UMB BANK, N.A.


                                    By /s/
                                       -----------------------------------
                                       Name:
                                       Title:


                                    HSBC BANK USA


                                    By /s/
                                       -----------------------------------
                                       Name:
                                       Title:


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                                SCHEDULE 5.02(a)

                         EXISTING LIENS AND ENCUMBRANCES

1) An Operating Overdraft Agreement was entered into on September 12, 1994 between Scholastic Canada Ltd. ("SCL") and Canadian Imperial Bank of Commerce has a negative pledge that SCL cannot give security over any of its assets to any other lender.

2) In 1983, the City of Jefferson, Missouri provided financing to Scholastic Inc. through the issuance of Industrial Revenue bonds to complete a substantial addition to its national distribution center in Jefferson City, Missouri. These Bonds were renegotiated in March 1992. Scholastic has issued to the Bond Trustee an unconditional guarantee of principal and interest. Land acquired in Jefferson City, Missouri, during f/y 1982, a building at Scholastic's national distribution center and certain equipment are pledged as security.

3) In December 1993, Scholastic entered into an agreement pursuant to which the IDA provides Scholastic with financial assistance through the issuance of IDA Bonds in connection with the purchase of furniture, fixtures and equipment for use at Scholastic's headquarters at 555 Broadway, New York, New York. In connection with such financial assistance, Scholastic has granted the IDA a security interest in such furniture, fixtures and equipment.

4) Liens given to the Screen Actors Guild ("SAG") in connection with the production of The Magic School Bus property.


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